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                                                                     EXHIBIT 5.1

                            Fredrikson & Byron, P.A.
                       200 South Sixth Street, Suite 4000
                          Minneapolis, Minnesota 55402
                             Telephone: 612-492-7000
                                Fax: 612-492-7077

                                January 21, 2005

Cash Systems, Inc.
3201 West County Road 42, Suite 106
Burnsville, MN  55306

      Re: EXHIBIT 5.1 to Registration Statement on Form S-3

Ladies/Gentlemen:

      We are acting as corporate counsel to Cash Systems, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of 6,607,000 shares of the Company's common stock currently owned by selling shareholders of the Company (the "Shares") and 43,125 shares of common stock which may be acquired by selling shareholders upon the exercise of certain warrants (the "Warrant Shares"), all of which may be offered for sale by such selling shareholders (the "Selling Shareholders").

      In acting as such counsel for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

      1. The Company's Amended and Restated Certificate of Incorporation, as amended ("Articles");

      2.    The Company's Amended and Restated Bylaws;

      3. Certain corporate resolutions of the Company's Board of Directors pertaining to the issuance of the Shares and the Warrant Shares by the Company; and

      4.    The Registration Statement.

      Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

      1. The Company's Articles validly authorize the issuance of the Shares and the Warrant Shares registered pursuant to the Registration Statement.

      2. The Shares to be sold by the selling shareholders named in the Registration Statement are validly issued and outstanding, fully paid and nonassessable.

      3. Upon the delivery and payment therefor in accordance with the terms of the warrants, the Warrant Shares to be issued and sold by the Company upon exercise of the warrants will be validly issued and outstanding, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                        Very truly yours,

                                                        FREDRIKSON & BYRON, P.A.

                                                        By /s/ John F. Wurm

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